EXHIBIT 23.1
                                                                   ------------



            CONSENT OF INDEPENDENT REGISTERED CHARTERED ACCOUNTANTS


We consent to the incorporation by reference in the following registration statements of Nexen Inc.:

     o Registration Statement No.'s 033-26582, 033-34467, 033-43426, 033-66538, 033-81334, 333-05494, 333-07344,
          333-09286, 333-13574, 333-118019 and 333-119276 on Form S-8;

     o    Registration   Statement  No.'s  333-09288,   333-10646  and
          333-84786 on Form F-3; and

     o    Registration  Statement  No.'s  333-125019 and 333-128510 on
          Form F-10.

of our reports dated February 7, 2006, relating to the consolidated financial statements of Nexen Inc. (which report expresses an unqualified opinion on the financial statements and includes a separate report on Canada-United States of America reporting differences) and management's report on the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K of Nexen Inc. for the year ended December 31, 2005.


(signed) "Deloitte & Touche LLP"

Independent Registered Chartered Accountants
Calgary, Canada

February 23, 2006